Exhibit 32

CERTIFICATION

By signing below, each of the undersigned officers hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of White River Capital, Inc.

Date: August 8, 2007

/s/ John M. Eggemeyer, III
John M. Eggemeyer, III
Chief Executive Officer

/s/ Martin J. Szumski
Martin J. Szumski
Chief Financial Officer